No. 1023649
編號

COMPANIES ORDINANCE
(CHAPTER 32)
香港法例第 32 章
公司條例

CERTIFICATE OF INCORPORATION
公司註冊證書

* * *

I hereby certify that
本人謹此證明

RISE AND GROW LIMITED
升隆有限公司

is this day incorporated in Hong Kong under the Companies Ordinance,
於本日在香港依據公司條例註冊成為

and that this company is limited.
有限公司。

Issued by the undersigned on 10 February 2006.
本證書於二〇〇六年二月十日簽發。

茲証明此文件印於而無明文內所提及的附件(2)，系複印本與該文件原本/~~核證副本~~相符，其原本/~~核證副本~~經本人查證屬實。

中國委托公証人：徐伯鳴 徐伯鳴
日期 ： 2007 年 2 月 23 日
[illegible]

Miss Nancy O. S. YAU
....
for *Registrar of Companies*
Hong Kong
香港公司註冊處處長
（公司註冊主任 邱愛琛 代行）